Exhibit 10.9

Date [—] 2011

PARAGON SHIPPING INC.

as Borrower

- and -

BOX SHIPS INC.

as Lender

LOAN AGREEMENT

relating to an unsecured term loan facility

of up to US$30,000,000 to be used for

general corporate purposes and working

capital needs

THIS AGREEMENT is made on [—] 2011

BETWEEN

(1)	PARAGON SHIPPING INC. a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (as “Lender”); and

(2)	BOX SHIPS INC. a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (as “Borrower”).

BACKGROUND

The Lender has agreed to make available to the Borrower an unsecured term loan facility of up to $30,000,000 (Thirty million United States Dollars) in up to five advances for general corporate purposes and working capital needs.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Definitions.

“Advance” means the principal amount of each borrowing by the Borrower under this agreement ;

“Availability Period” means the period commencing on the date of this Agreement and ending on the date falling six months as of such date;:

“Borrower” means BOX SHIPS INC. a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960;

“Business Day” means a day on which banks are open in London, Athens, New York and, in respect of a day on which a payment is required to be made under the Loan Agreement;

“Commitment” means an amount of up to $30,000,000 as that amount may be reduced, cancelled or terminated in accordance with this Agreement;

“Dollars” and “$” means the lawful currency for the time being of the United States of America;

“Drawdown Date” means in relation to an Advance, the date requested by the Borrower for any advance to be made, or the date on which the Advance is actually made;

“Drawdown Notice” means a notice by which an Advance is requested to be made by the Borrower ;

“Events of Default” means any of the events or circumstances described in Clause 7;

“Interest Period” means a period determined in accordance with Clause 5;

“Lender” means PARAGON SHIPPING INC. a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 or its successor or assignee;

“LIBOR” means, in relation to any Interest Period, the rate per annum determined by the Lender to be the rate at which deposits in Dollars are offered to the Lender by leading banks in the London Interbank Market at the Lender’s request at or about 11.00 am (London time) on the Quotation Date for that Interest Period for a period equal to that Interest Period and for delivery on the first Business Day of it;

“Loan” means the principal amount outstanding under this Agreement;

“Margin” means 4 per cent. per annum;

“Repayment Date” means the second anniversary of the closing of the Initial Public Offering of the Borrower with the New York Stock Exchange (the “IPO”) and on which the whole of the facility is required to be repaid ;

2	FACILITY

2.1	Amount of facility. Subject to the other provisions of this Agreement, the Lender shall make a loan facility not exceeding $30,000,000 available to the Borrower in up to five advances.

2.2	Purpose of Loan. The Borrower undertakes to use the Loan for general corporate purposes and working capital needs. .

3	DRAWDOWN

3.1	Request for Advance. Subject to the following conditions, the Borrower may request an advance to be made by no later than 2 Business Days prior to the intended Drawdown Date.

3.2	Availability. The conditions referred to in Clause 3.1 are that:

(a)	the Drawdown Date has to be a Business Day during the Availability Period; and

(b)	the Loan shall not exceed $30,000,000 and shall be made available in up to 5 (five ) advances

4	INTEREST

4.1	Payment of normal interest. Subject to the provisions of this Agreement, interest on the Loan in respect of each Interest Period shall be paid by the Borrower on the last day of that Interest Period.

4.2	Normal rate of interest. Subject to the provisions of this Agreement, the rate of interest on the Loan shall be the aggregate of (i) the Margin, and (ii) LIBOR for that Interest Period.

5	INTEREST PERIODS

5.1	Commencement of Interest Periods. The first Interest Period applicable to an Advance shall commence on the Drawdown Date relative to that Advance and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period.

5.2	Duration of Interest Periods

each Interest Period shall be:

(a)	3, 6, 9 or 12 months as notified by the Borrower to the Lender; or

(b)	3 months, if the Borrower fails to notify the Lender; or

(c)	such other period as the Lender may agree with the Borrower.

6	REPAYMENT AND PREPAYMENT

6.1	Repayment. The Borrower shall repay the whole Loan by:

one repayment instalment on the second anniversary of the Borrower’s completion of the IPO

6.2	Voluntary prepayment. the Borrower may prepay the whole or any part of the Loan, without penalty, at any time during the life of the facility.

7	EVENTS OF DEFAULT

7.1	Events of Default. An Event of Default occurs if:

(a)	the Borrower fails to pay when due or (if so payable) on demand any sum payable under this agreement; or

any formal declaration of bankruptcy or any formal statement to the effect that the Borrower is insolvent or likely to become insolvent is made by any third party; or

a provisional liquidator is appointed in respect of the Borrower, a winding up order is made in relation to the Borrower; or

in a Pertinent Jurisdiction other than England, any event occurs, any proceedings are opened or commenced or any step is taken which, in the opinion of the Lender is similar to any of the foregoing; or

a change in the Chief Executive Officer of the Borrower without the prior written consent of the Lender; or

a change of control, merger or acquisition with respect to the Borrower.

7.2	Actions following an Event of Default. On, or at any time after, the occurrence of an Event of Default the Lender may:

(a)	serve on the Borrower a notice stating that all obligations of the Lender to the Borrower under this Agreement are terminated; and/or

(b)	serve on the Borrower a notice stating that the Loan, all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or

(c)	take any other action which, as a result of the Event of Default or any notice served under paragraph (a) or (b), the Lender is entitled to take under any applicable law.

7.3	Termination of Commitment. On the service of a notice under paragraph (a) of Clause 7.2, the Commitment and all other obligations of the Lender to the Borrower under this Agreement shall terminate.

7.4	Acceleration of Loan. On the service of a notice under paragraph (b) of Clause 7.2, the Loan, all accrued interest and all other amounts accrued or owing from the Borrower under this Agreement shall become immediately due and payable or, as the case may be, payable on demand.

8	NOTICES

8.1	General. Unless otherwise specifically provided, any notice under or in connection with this agreement shall be given by letter or fax;

8.2	Addresses for communications. A notice shall be sent:

(a) to the Borrower:	Box Ships Inc.

15 Karamanli Ave. 166 73 Voula Greece

Fax No. . . . . . . . . . . . . .

(b) to the Lender	Paragon Shipping Inc.

15 Karamanli Ave. 166 73 Voula Greece

Fax No. . . . . . . . . . . . . .

Effective date of notices.

a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered; and

a notice which is sent by fax shall be deemed to be served, and shall take effect, 2 hours after its transmission is completed.

9	LAW AND JURISDICTION

9.1	English law. This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

9.2	Exclusive English jurisdiction. the courts of England shall have exclusive jurisdiction to settle any Dispute.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

THE LENDER		THE BORROWER

BY:	BY: